June 12, 2024 Dear Stockholders of AlTi Global, Inc., You have previously received proxy materials in connection with the 2024 Annual Meeting of Stockholders of AlTi Global, Inc. to be held on June 26, 2024, at 10:00 AM, ET. The Proxy Statement and any other materials may be obtained free of charge at the SEC’s website at www.sec.gov and our website at https://ir.alti-global.com/financial-information/sec- filings. The Board of Directors of AlTi Global, Inc. recommends that stockholders vote FOR all of the proposals presented at our Annual Meeting. Your participation is important — please vote today! Your vote is important, regardless of the number of shares you own. Voting is simple and can be done using any of the following methods: VOTE BY INTERNET: Go to www.ProxyVote.com and follow the instructions on the website using your control number located on your proxy card OR scan the QR barcode found on your proxy card. VOTE BY TELEPHONE: You can cast your vote by calling 1-800-690-6903. VOTE BY MAIL: You can cast your vote by signing, dating, and mailing your proxy card in the postage-prepaid return envelope provided. If you have any questions or need help finding your control number, please contact a member of the legal team. Thank you in advance for your support. Sincerely, Michael Tiedemann If you have recently voted, please accept our thanks and disregard this request.